Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Mustang Bio, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit (2)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Newly Registered Securities
Fees to Be Paid	Equity	Common stock, par value $0.001 per share (4)(5)	457(o)
	Equity	Preferred stock, par value $0.001 per share (4)	457(o)
	Debt	Debt Securities	457(o)
	Other	Warrants (6)	457(o)
	Other	Units (7)	457(o)
	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	457(o)			$40,000,000(1)(2)	$0.00014760	$5,904
	Total Offering Amounts					$40,000,000		$5,904
	Total Fees Previously Paid							-
	Total Fee Offsets							-
	Net Fee Due							$5,904

(1)	There are being registered hereunder, an indeterminate number or amount, as the case may be, of common stock, preferred stock, debt securities, warrants and/or units, as may be offered by the registrant from time to time, which together shall have an aggregate initial offering price not to exceed $40,000,000. If any debt securities are issued at an original issue discount, then the principal amount of such debt securities shall be in such greater amount as shall result in an aggregate initial offering price not to exceed $40,000,000, less the aggregate dollar amount of all securities previously issued hereunder. The securities included hereunder may be sold separately or with other securities registered hereunder. The securities included hereunder also include an indeterminate number of securities as may be issued upon conversion of or exchange for preferred stock, debt securities or units that provide for conversion or exchange, upon exercise of warrants, or pursuant to the anti-dilution provisions of any of such securities. In addition, pursuant to Rule 416 of the Securities Act of 1933, as amended, or the Securities Act, this registration statement also covers any additional securities that may be offered or issued in connection with any stock splits, stock dividends or similar transactions. Includes rights to acquire common stock or preferred stock of the registrant under any shareholder rights plan then in effect, if applicable under the terms of any such plan.

(2)	The proposed maximum offering price per security will be determined from time to time by the registrant in connection with the issuance of the securities registered by this registration statement. The proposed maximum aggregate offering price has been estimated solely for the purpose of calculating the registration fee. In no event will the aggregate maximum offering price of all securities issued under this registration statement exceed $40,000,000 and the amount of securities sold pursuant to this registration statement will not exceed the limit in Instruction I.B.6.(a) of Form S-3, as applicable. The amount registered is not specified as to each class of securities to be registered hereunder pursuant to Instruction 2.A.iii.b. of Item 16(b) of Form S-3 under the Securities Act.

(3)	Calculated in accordance with Rule 457(o) under the Securities Act based on the maximum aggregate offering price.

(4)	Shares of preferred stock or common stock may be issuable upon conversion of debt securities registered hereunder. No separate consideration will be received for such preferred stock, depositary shares or common stock.

(5)	Shares of common stock may be issuable upon conversion of shares of preferred stock registered hereunder. No separate consideration will be received for such shares of common stock.

(6)	Warrants will represent rights to purchase debt securities, common stock or preferred stock registered hereby. Because the warrants will provide a right only to purchase such securities offered hereunder, no additional registration fee is required.

(7)	Units may be purchased under a unit agreement and will represent an interest in one or more securities registered under the registration statement including shares of common stock or preferred stock, debt securities or warrants, in any combination, which may or may not be separable from one another.